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                                                             EXHIBIT 2(k)(1)(b)


                   AMENDMENT NUMBER 1 TO THE TRANSFER AGENCY
                             AND SERVICE AGREEMENT

This Amendment, dated as of March 31, 2000 is made to the Transfer Agency and Service Agreement dated March 31, 2000 (the "Agreement") between AIM Floating Rate Fund (the "Fund") and A I M Fund Services, Inc. ("AFS") pursuant to
Article 10 of the Agreement.

A fee calculated by multiplying the number of shareholder accounts in the Fund by $.15 shall be paid by the Fund to AFS concurrently with the fees payable by the Fund to AFS under Article 2 of the Agreement.

Upon a vote of the Board of Trustees of the Fund terminating this Amendment, this Amendment shall cease to apply, and the Transfer Agency and Service Agreement shall be complete without reference hereto.

                                            AIM FLOATING RATE FUND



                                            By: /s/ ROBERT H. GRAHAM
                                               ------------------------------
                                               President
ATTEST:


Assistant Secretary

/s/ OFELIA M. MAYO
-------------------------------
Assistant Secretary
                                            A I M FUND SERVICES, INC.



                                            By: /s/ TONY D. GREEN
                                               ------------------------------
                                               Senior Vice President
ATTEST:

/s/ LISA A. MOSS
-------------------------------
Assistant Secretary